UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

SGX Pharmaceuticals, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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ADDITIONAL INFORMATION AND WHERE TO FIND IT
SGX Pharmaceuticals, Inc. (“SGX”) filed a definitive proxy statement with the Securities and Exchange Commission on July 21, 2008 with respect to the proposed merger transaction with Eli Lilly and Company. Before making any voting or investment decision with respect to the merger, investors and stockholders of SGX are urged to read the proxy statement and the other relevant materials carefully in their entirety because they contain important information about the merger. The proxy statement and other relevant materials, and any other documents filed by SGX with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and stockholders may obtain free copies of the documents filed with the SEC by going to SGX’s Investor Relations page on its corporate website at www.sgxpharma.com or by directing a written request to SGX at 10505 Roselle Street, San Diego, California 92121 — Attention: W. Todd Myers.
SGX and its directors and executive officers may be deemed to be participants in the solicitation of proxies from SGX stockholders in connection with the merger. Certain directors and executive officers of SGX may have direct or indirect interests in the merger due to, among other things, securities holdings, pre-existing or future indemnification arrangements, vesting of equity awards, or rights to severance payments in connection with the merger. Additional information regarding the directors and executive officers of SGX and their interests in the merger is contained in the definitive proxy statement that SGX filed with the SEC.
FORWARD LOOKING STATEMENTS
Certain statements contained in this letter are “forward-looking” statements, including express or implied statements regarding the effects on SGX if the merger is not completed. Because these statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Specifically, factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to: the amount of the costs, fees, expenses and charges related to the merger; the amount of SGX’s projected operating requirements through the second quarter of 2009; the ability of SGX to reduce its cash expenditures; the ability of SGX to generate revenue from existing collaborations, commercial agreements and grants; the ability of SGX to enter into partnering or financing activities or other strategic opportunities, to finance its operations; and the likelihood of SGX receiving alternative merger proposals. SGX assumes no obligation to update any forward-looking statements as a result of new information or future events or developments, except as required by law and the statements contained in the letter are current as of the date hereof only.

REMINDER — YOUR VOTE IS VERY IMPORTANT
Dear Stockholder:
We recently sent you very important proxy material in connection with the Special Meeting of Stockholders of SGX Pharmaceuticals, Inc. to be held August 20, 2008 to adopt the merger agreement under which SGX would be acquired by Eli Lilly and Company (Lilly). In order for you to receive the merger consideration of $3.00 per share in cash, we need a majority of all outstanding shares of our common stock to be voted “FOR” the adoption of the merger agreement. According to our latest records, your vote has not yet been received.
Time is short — please vote your proxy today! Your vote is important regardless of the number of shares you own. If you have any questions about how to vote or need an additional copy of the proxy statement or your proxy card, please call our proxy solicitor, Georgeson Inc. toll free at 877-278-6774.
Even if you plan to attend the meeting, please vote your shares now so that your vote can be counted without delay. Remember, your broker cannot vote your shares unless you instruct him or her to do so.
Reasons for the Merger:
Your vote is important to us and we need your support. A failure to cast any vote on the proposal to adopt the merger agreement will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement. After careful consideration (as described in the proxy statement dated July 21, 2008), your board of directors has unanimously recommended that SGX shareholders vote “FOR” the adoption of the merger agreement and “FOR” the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies for the adoption of the merger agreement. The merger proposal was arrived at after a competitive process conducted by us and our advisors to solicit indications of interest and evaluate our strategic alternatives. After a rigorous review, your board of directors strongly believes that the proposed merger is more favorable to our stockholders than any other strategic alternative reasonably available to us, including remaining as a stand-alone entity, and determined that the merger was advisable, fair to and in the best interests of our stockholders.
Effects on SGX if the Merger Is Not Completed:
If the merger agreement is not adopted by SGX’s stockholders, you will not receive any payment for your shares in connection with the merger. Instead, SGX will remain an independent public company.
If the merger is not consummated and SGX does not take any action to reduce its cash expenditures, SGX estimates that its existing cash, cash equivalents and short term investments,

together with cash from existing collaborations, commercial agreements and grants, will not be sufficient to meet its projected operating requirements through the second quarter of 2009. SGX will need to raise substantial additional capital through partnering or financing activities or other strategic opportunities, to finance its operations, and if this fails, could ultimately end up with no alternative other than to liquidate or to seek protection under U.S. bankruptcy laws. If the merger agreement is not adopted by SGX’s stockholders, we cannot assure you that any other transaction acceptable to us will be offered.
Changing your vote:
You can change your vote any time before your proxy is voted at the special meeting. If you have previously voted against or to abstain with respect to the adoption of the merger agreement, we urge you to revoke your proxy and vote “FOR” the adoption of the merger agreement and “FOR” approval of adjournment of the special meeting by calling Georgeson at 877-278-6774 between the hours of 9:00 a.m. and 11:00 p.m. Eastern Time, Monday through Friday.
If you have any questions regarding the stockholder meeting or voting please contact Georgeson Inc. at the number above.
Thank you in advance for your support and for acting promptly.
On behalf of your Board of Directors,

/s/ Christopher S. Henney
Christopher S. Henney
Chairman of the Board of Directors

If you have recently submitted your proxy in favor of the merger agreement, please accept our thanks and disregard this request.